Exhibit 23.1

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 4 to Form S-4) of Focus Impact BH3 NewCo, Inc., of our report dated April 22, 2024, and relating to the financial statements of XCF Global Capital, Inc. (the “Company”) as of December 31, 2023 and for the period from February 9, 2023 (inception) to December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continues as a going concern, and which forms part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
January 28, 2025

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS